UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2020

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 25, 2020, the Board of Directors of Rollins, Inc. (the “Company”) appointed John Wilson to Vice Chairman of the Company, from his previous position of President and Chief Operating Officer (“COO”). Jerry Gahlhoff (age 47) was promoted to President and COO of the Company. The prior business experience of Mr. Gahlhoff is described in the press release included with this Current Report as an exhibit and incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant’s Board of Directors adopted resolutions approving an amendment to the Registrant’s Bylaws effective August 25, 2020, to remove the prescriptive provision that the Vice Chairman is required to serve as the Company’s Chief Executive Officer. The Amended and Restated Bylaws, as so amended, are filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws effective August 25, 2020
99.1	Press Release Dated August 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: August 28, 2020	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Sr. Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)